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                                                                      Exhibit 23


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-63100, 333-63120 and 333-72814 on Form S-8 and Nos. 333-63142 and 333-72914
on Form S-3 of Rockwell Collins, Inc. of our reports dated November 1, 2001 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph noting that Rockwell Collins, Inc. had not previously operated as a stand-alone company during the periods presented), appearing in and incorporated by reference in the Annual Report on Form 10-K of Rockwell Collins, Inc. for the year ended September 30, 2001.



/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois



December 19, 2001